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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



        Date of Report (date of earliest event reported): March 16, 2000

                                KS Bancorp, Inc.
                                ----------------
             (Exact name of registrant as specified in its charter)



       North Carolina                   000-22734             56-1842707
 ------------------------            ---------------       ------------------
(State or other jurisdiction           (Commission           (IRS Employer
    of incorporation)                  File Number)        Identification No.)





                             207 West Second Street
                                  P. O. Box 219
                           Kenly, North Carolina 27542
                           ---------------------------
                    (Address of principal executive offices)





       Registrant's telephone number, including area code: (919) 284-4157


                                       N/A
        ----------------------------------------------------------------------
          (Former name or former address, if changed since last report)
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                    Item 4. Changes in Certifying Accountant

     On March 16, 2000, KS Bancorp, Inc. (the "Company") informed McGladrey & Pullen, LLP that it would not be selected to serve as the Company's independent auditor for the year ended December 31, 2000. McGladrey & Pullen, LLP was the Company's independent auditor for the year ended December 31, 1999.

     Dixon Odom PLLC has been selected as the Company's independent auditor for the 2000 fiscal year. Such selection will be submitted to the Company's shareholders for ratification at the 2000 annual meeting of shareholders. The decision to change independent auditors was based on several factors, including location and cost, and was approved by the Audit Committee. McGladrey & Pullen, LLP's report on the Company's financial statements for the fiscal years ended December 31, 1999 and 1998 did not contain an adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles. During such years and the subsequent interim period through the date hereof; there were no disagreements between the Company and McGladrey & Pullen, LLP on any matter of accounting principles or practice, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of such auditor, would have caused it to make reference to the subject of such disagreement in connection with its reports. During its two most recent fiscal years and the subsequent interim period through the date hereof, the Company has not consulted Dixon Odom PLLC, with regard to either: (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company's financial statements, or (ii) any matter that was either the subject of a disagreement or a reportable event.
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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                             KS BANCORP, INC.



Date: March 22, 2000         By:   /s/ Harold T. Keen
                                  --------------------------------
                                       Harold T. Keen, President
                                       and Chief Executive Officer
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                                  EXHIBIT INDEX


         Exhibit No.                        Description
         -----------                        -----------

                16                          Letter from McGladrey & Pullen, LLP